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                                                                EXHIBIT 10.14(b)


                          CABOT OIL & GAS CORPORATION
                  1990 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                Second Amendment


Cabot Oil & Gas Corporation, a Delaware corporation (the "Company"), has previously established the Cabot Oil & Gas Corporation 1990 Nonemployee Director Stock Option Plan, which was approved by the Company's Board of Directors on April 6, 1990 and approved by its stockholders on February 22, 1991 and which was amended by the Company's Board of Directors by the First Amendment to the 1990 Nonemployee Director Stock Option Plan effective as of July 1, 1993 (the "Plan"). Subject to stockholder approval, the Board of Directors of the Company hereby amends Section 6 Option Period of the Plan effective as of May 16, 1996, as follows:

         (i) Section 6 of the Plan is deleted in its entirety and is replaced by the following:

                 6.       Option Period.

                          Each Option granted under this Plan shall terminate and be of no force and effect with respect to any shares of class A Stock not previously purchased by the Optionee upon the earliest to occur of the following: (a) the expiration of ten (10) years from the date the Option became exercisable; (b) one (1) year after the Optionee ceases to be a Director of the Company by reason of death, disability or mandatory retirement of the Optionee or (c) three months after the date on which the Optionee ceases to be a Director of the Company for any reason other than death, disability or mandatory retirement.

         (ii)    The Amendment made hereby shall be effective May 16, 1996.


                                                     CABOT OIL & GAS CORPORATION